                     AMENDMENT TO MASTER CUSTODIAN CONTRACT

            THIS AMENDMENT TO MASTER CUSTODIAN CONTRACT is dated as of September 8, 2004, by and between State Street Bank and Trust Company (the "Custodian") and each investment company set forth on Appendix A hereto (each such entity referred to herein as a "Fund," and any series of a Fund, "Portfolio")..

            WHEREAS, the parties hereto are parties to that certain Master Custodian Contract dated May 1, 2000, as amended (the "Master Custodian Contract"); and

            WHEREAS, the Custodian on the one hand and each Fund on the other hand desire to amend paragraph 12 to the Master Custodian Contract.

            NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter contained, the Custodian and each Fund on behalf of each Portfolio, severally and not jointly, hereby agree as follows:

            1.    (a)    Paragraph 12 of the Master Custodian Contract be and it
hereby is modified in its entirety to read as follows:

                  For all expenses and services performed and to be performed by Custodian hereunder, each Fund on behalf of its respective Portfolio(s) as applicable, shall and hereby agrees to pay Custodian, severally and not jointly, such reasonable compensation as determined by the parties from time to time.

            2. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Master Custodian Contract.

            3. Except as set forth in this Amendment, the Master Custodian Contract shall remain in full force and effect in accordance with its terms.

            IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

Witnessed By:                        STATE STREET BANK AND TRUST COMPANY


/s/ Janet B. Alexander                       /s/ Joseph L. Hooley
_________________________________    By:_______________________________________
Name:  Janet B. Alexander               Name:   Joseph L. Hooley

Title: Associate Counsel                Title:  Executive Vice President

                                     AIM EQUITY FUNDS, on behalf of each of its Portfolios as identified in Appendix A hereto

                                     AIM FLOATING RATE FUND, on behalf of each of its Portfolios as identified in Appendix A hereto

                                     AIM FUNDS GROUP, on behalf of each of its Portfolios as identified in Appendix A hereto

                                     AIM GROWTH SERIES, on behalf of each of its Portfolios as identified in Appendix A hereto

                                     AIM INTERNATIONAL MUTUAL FUNDS, on behalf of each of its Portfolios as identified in Appendix A hereto

                                     AIM INVESTMENT FUNDS, on behalf of each of its Portfolios as identified in Appendix A hereto

                                     AIM INVESTMENT SECURITIES FUNDS, on behalf of each of its Portfolios as identified in Appendix A hereto

                                     AIM SELECT REAL ESTATE INCOME FUND

                                     AIM SPECIAL OPPORTUNITIES FUNDS, on behalf of each of its Portfolios as identified in Appendix A hereto

                                     AIM SUMMIT FUND

                                     AIM VARIABLE INSURANCE FUNDS, on behalf of each of its Portfolios as identified in Appendix A hereto


Witnessed By:

/s/ Lisa A. Moss                             /s/ Robert H. Graham
_________________________________    By: _______________________________________
Name:   Lisa A. Moss                     Name:   Robert H. Graham

Title:  Assistant Secretary              Title:  Chairman and President

                                   APPENDIX A

AIM EQUITY FUNDS

      -     AIM Aggressive Growth Fund

      -     AIM Basic Value II Fund

      -     AIM Blue Chip Fund

      -     AIM Capital Development Fund

      -     AIM Charter Fund

      -     AIM Constellation Fund

      -     AIM Core Strategies Fund

      -     AIM Dent Demographic Trends Fund

      -     AIM Diversified Dividend Fund

      -     AIM Emerging Growth Fund

      -     AIM Large Cap Basic Value Fund

      -     AIM Large Cap Growth Fund

      -     AIM Mid Cap Growth Fund

      -     AIM U.S. Growth Fund

      -     AIM Weingarten Fund

AIM FLOATING RATE FUND

AIM FUNDS GROUP

      -     AIM Balanced Fund

      -     AIM Basic Balanced Fund

      -     AIM European Small Company Fund

      -     AIM Global Value Fund

      -     AIM International Emerging Growth Fund

      -     AIM Mid Cap Basic Value Fund

      -     AIM Premier Equity Fund

      -     AIM Select Equity Fund

      -     AIM Small Cap Equity Fund

AIM GROWTH SERIES

      -     AIM Aggressive Allocation Fund

      -     AIM Basic Value Fund

      -     AIM Conservative Allocation Fund

      -     AIM Global Equity Fund

      -     AIM Mid Cap Core Equity Fund

      -     AIM Moderate Allocation Fund

      -     AIM Small Cap Growth Fund

AIM INTERNATIONAL MUTUAL FUNDS

      -     AIM Asia Pacific Growth Fund

      -     AIM European Growth Fund

      -     AIM Global Aggressive Growth Fund

      -     AIM Global Growth Fund

      -     AIM International Growth Fund

      -     INVESCO International Core Equity Fund

AIM INVESTMENT FUNDS

      -     AIM Developing Markets Fund

      -     AIM Global Health Care Fund

      -     AIM Libra Fund

      -     AIM Trimark Fund

      -     AIM Trimark Endeavor Fund

      -     AIM Trimark Small Companies Fund

AIM INVESTMENT SECURITIES FUNDS

      -     AIM High Yield Fund

      -     AIM Income Fund

      -     AIM Intermediate Government Fund

      -     AIM Real Estate Fund

      -     AIM Short Term Bond Fund

      -     AIM Total Return Bond Fund

AIM SELECT REAL ESTATE INCOME FUND

AIM SPECIAL OPPORTUNITIES FUNDS

      -     AIM Opportunities I Fund

      -     AIM Opportunities II Fund

      -     AIM Opportunities III Fund

AIM SUMMIT FUND

AIM VARIABLE INSURANCE FUNDS

      -     AIM V.I. Aggressive Growth Fund

      -     AIM V.I. Balanced Fund

      -     AIM V.I. Basic Value Fund

      -     AIM V.I. Blue Chip Fund

      -     AIM V.I. Capital Appreciation Fund

      -     AIM V.I. Capital Development Fund

      -     AIM V.I. Core Equity Fund

      -     AIM V.I. Dent Demographic Trends Fund

      -     AIM V.I. Diversified Income Fund

      -     AIM V.I. Government Securities Fund

      -     AIM V.I. Growth Fund

      -     AIM V.I. High Yield Fund

      -     AIM V.I. International Growth Fund

      -     AIM V.I. Large Cap Growth Fund

      -     AIM V.I. Mid Cap Core Equity Fund

      -     AIM V.I. Premier Equity Fund

      -     AIM V.I. Real Estate Fund

      -     AIM V.I. Small Cap Equity Fund

      -     INVESCO VIF-Core Equity Fund

      -     INVESCO VIF-Dynamics Fund

      -     INVESCO VIF-Financial Services Fund

      -     INVESCO VIF-Health Sciences Fund

      -     INVESCO VIF-Leisure Fund

      -     INVESCO VIF-Small Company Growth Fund

      -     INVESCO VIF-Technology Fund

      -     INVESCO VIF-Total Return Fund

      -     INVESCO VIF-Utilities Fund

               2004 FEE SCHEDULE TO THE MASTER CUSTODIAN CONTRACT

I.    DOMESTIC CUSTODY

Domestic Asset Based Fees

      Each Fund shall and hereby agrees, severally and not jointly, to pay to the Custodian its Pro Rata Share (as defined below) of the Aggregate Domestic Custody Fee. The Custodian shall bill the Aggregate Domestic Custody Fee at the end of each month. The Aggregate Domestic Custody Fee for each billing period shall be equal to the fees payable with respect to the average daily Aggregate Domestic Assets held for such billing period and shall be calculated based on the following fee schedule:

Aggregate Domestic Assets       Annualized Fee
-------------------------       --------------
First   $   20 billion        0.95 basis points
Next    $   20 billion        0.75 basis points
Next    $   20 billion        0.67 basis points
Next    $   20 billion        0.30 basis points
Next    $   20 billion        0.20 basis points
Next    $   40 billion        0.15 basis points
Over    $  140 billion        0.10 basis points

      The term "Aggregate Domestic Assets" on any day shall mean the value of the aggregate assets of all AMVESCAP funds maintained by the Custodian in the United States of America on such day. The term "Pro Rata Share" with respect to a Fund and a billing period for Aggregate Domestic Custody Fee means a fraction, the numerator of which is the average daily value of all assets of such Fund maintained by the Custodian in the United States of America for the billing period and included in the calculation of Aggregate Domestic Assets, and the denominator of which is the average daily Aggregate Domestic Assets held by the Custodian for such billing period.

Domestic Transaction Based Fees

DTC                                                            $    6.00
Fed Book Entry                                                 $    6.00
Physical Settlements                                           $   25.00
Maturity collections                                           $    8.00
In Kind Transfers (DTC)                                        $    7.00
Paydowns                                                       $    3.00
Third party foreign exchange trades                            $   30.00
Non SSC repo (joint or individual)                             $    8.00
Fund of Fund Trades                                            $    5.00
All other trades                                               $   16.00
Written options                                                $   20.00
Closed options                                                 $   20.00
Futures transactions - no security movement                    $    8.00
Affirmations                                                   $    1.00
State Street Repo                                              No charge
State Street FX                                                No charge

II.   GLOBAL CUSTODY

Global Asset Based Fees**

  GROUP I      GROUP II       GROUP III     GROUP IV        GROUP V      GROUP VI
  -------      --------       ---------     --------        -------      --------
   Canada       Austria       Argentina      Belgium        Bahrain        Chile
 Euroclear     Australia       Bermuda      Botswana      Bangladesh     Colombia
   France       Denmark        Brazil         Kenya         Bolivia       Ecuador
  Germany       Finland       Bulgaria      Mauritius       Croatia       Greece
   Japan        Iceland         China        Mexico         Cyprus        Hungary
Switzerland      Italy        Czech Rep      Namibia        Estonia        India
     UK       Netherlands       Egypt      Slovak Rep        Ghana        Jordan
              N. Zealand      Hong Kong    South Korea    Ivory Coast     Morocco
              Puerto Rico     Indonesia     Swaziland       Jamaica
                 Spain         Ireland       Turkey         Lebanon
                               Israel                        Oman
                              Lithuania                    Pakistan
                              Malaysia                       Peru
                               Norway                      Slovenia
                             Philippines                    Taiwan
                               Poland                    Trin & Tobago
                              Portugal                      Tunisia
                               Romania                      Ukraine
                               Russia                       Uruguay
                              Singapore                    Viet Nam
                            South Africa                   Venezuela
                              Sri Lanka                     Zambia
                               Sweden                      Zimbabwe
                              Thailand

  GROUP I      GROUP II       GROUP III     GROUP IV        GROUP V      GROUP VI
 FEE (BPS)     FEE (BPS)      FEE (BPS)     FEE (BPS)      FEE (BPS)     FEE (BPS)
-----------    ---------      ---------     --------       ---------     ---------
   4.0           5.0           15.0          30.0           40.0          50.0

**Excludes: Agent, depository and local auditing fees, stamp duties and registration fees

Global Transaction Based Fees

Global transaction fees are per individual purchase, sale, paydown and maturity transaction, billed and payable monthly in arrears, based on the actual number of transactions posted during the month at the following rates:

  GROUP I       GROUP II     GROUP III      GROUP IV       GROUP V
  -------       --------     ---------      --------       -------
 Australia      Belgium       Bermuda       Argentina      Bahrain
  Austria       Estonia      Czech Rep       Bolivia      Bangladesh
   Canada        Latvia      Hong Kong      Botswana        Brazil
  Denmark       Namibia       Ireland       Bulgaria        China
 Euroclear      Tunisia       Israel          Chile        Colombia
  Finland                    Lithuania       Croatia        Cyprus
   France                     Morocco        Ecuador        Greece
  Germany                     Poland          Egypt        Hungary
  Iceland                    Portugal         Ghana         India
   Italy                    Puerto Rico      Jamaica      Indonesia
Ivory Coast                   Russia          Kenya         Jordan
   Japan                     Singapore      Mauritius      Lebanon
Netherlands                  Swaziland        Peru         Malaysia
New Zealand                                  Romania        Mexico
   Norway                                  Slovak Rep        Oman
   Spain                                    Slovenia       Pakistan
   Sweden                                   Sri Lanka    Philippines
Switzerland                                Trin/Tobago   South Africa
     UK                                      Uruguay     South Korea
                                                            Taiwan
                                                           Thailand
                                                            Turkey
                                                           Ukraine
                                                          Venezuela
                                                           Viet Nam
                                                            Zambia
                                                           Zimbabwe

  GROUP I       GROUP II     GROUP III      GROUP IV       GROUP V
FEE / TRADE   FEE / TRADE   FEE / TRADE    FEE / TRADE    FEE /TRADE
-----------   -----------   -----------    -----------    ----------
   $  20         $  40         $  50          $  85         $  100

III.  AIM GROWTH SERIES - FUND OF FUNDS

      AIM Aggressive Allocation Fund, AIM Conservative Allocation Fund and AIM Moderate Allocation Fund

      Base Fee                  $500 per month per fund
      Transactions              $5 per transaction (wires, trades, etc.)
                                No charge State Street Repo

IV.   SECURITIES LENDING

      Morgan Stanley securities lending transactions    $12.00

      Fees with other 3rd party lending agents will be quoted separately.

V.    SPECIAL SERVICES

      Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.

VI.   BALANCE CREDITS AND OVERDRAFT CHARGES

      A credit will be applied to each portfolio's monthly custody bill (excluding out-of-pocket expenses) based on the average collected custody Demand Deposit Account (DDA) balance at month end. This credit will be calculated by applying 90% of the 90 day T Bill rate in effect at month end. Any excess balance credits may be carried forward and applied to successive bills incurred in the same calendar year.

      Overdrafts due to overspending/client errors or third party agent errors will be charged at a rate of Fed Funds plus 100 basis points. Overdraft charges will be netted with credits (if any) on the custody bills.

VII.  OUT-OF-POCKET EXPENSES

      A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. These out-of-pocket expenses may be adjusted based on market conditions or other circumstances. Out-of-pocket fees may include, but are not limited to the following:

      - Communications/equipment costs (telephone, lease lines etc.)

      - Postage and insurance

      - Courier service

      - Duplicating

      - Non recurring legal fees

      - Supplies related to Fund records

      - Transfer fees

      - Sub-Custodian out-of-pocket charges, market fees, registration fees, stamp duties, etc.

      - Third-party internal control review letter

      - Proxy Fees

      - Customized programming/transmissions @ $85 per hour

      - Wires ($5.00)